Exhibit 10.11

Addendum No. 1

to THE

SHARE PURCHASE AGREEMENT

This ADDENDUM NO. 1 (this “Addendum”), dated as of January 17, 2025, to the Share Purchase Agreement, dated as of June 15, 2024 (as amended, the “Share Purchase Agreement”), is by and among Metallon Corporation Limited (In administration) (“Metallon”), Henry Shinners and Clare Lloyd in their capacity as the joint administrators of Metallon (the “Administrators”), Mzilikazi Godfrey Khumalo, The Southern Selliben Trust, and Greenstone Corporation. Capitalized terms not otherwise defined in this Addendum have the meanings given to such terms in the Share Purchase Agreement.

WHEREAS, clause 13.3 of the Share Purchase Agreement provides for the amendment in accordance with the terms set forth therein; and

WHEREAS, the parties hereto desire to amend the Share Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereof hereby agree as follows:

Clause 1

AMENDMENT TO THE SHARE PURCHASE AGREEMENT

1. Amend and Restate Clause 1. Clause 1.1 of the Share Purchase Agreement is hereby amended and restated in its entirety, save for, as follows:

“Payment Date	no later than 30 March 2025, or such other date as may be agreed upon by the parties in writing.”

CLAUSE 2

MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Share Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Addendum is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Share Purchase Agreement or any of the documents referred to therein.

2. Effect of Amendment. This Addendum shall form a part of the Share Purchase Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Addendum by the parties hereto, any reference to the Share Purchase Agreement shall be deemed a reference to the Share Purchase Agreement as amended hereby.

3. Exclusion of Personal Liability: The Administrators:

(a)	are entering into and signing this Addendum as agent for Metallon and shall incur no personal liability whatsoever in respect of any matter referred to in this Addendum and, without prejudice to the generality of the foregoing, in respect of any of the obligations undertaken by Metallon or in respect of any failure on the part of Metallon to observe, perform or comply with any such obligations or in relation to any associated arrangements or negotiations whether such liability would arise under the Insolvency Act 1986 or otherwise howsoever; and

(b)	have entered into this Addendum solely for the purpose of obtaining the benefit of the provisions of the Addendum that are in the Administrators’ favour.

4. Governing Law. This Addendum, and any claim or cause of action hereunder based upon, arising out of or related to this Addendum (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Addendum, shall be governed by and construed in accordance with the laws of England and Wales.

5. Severability. If any provision of this Addendum is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Addendum shall remain in full force and effect. The parties hereto further agree that if any provision contained in this Addendum is, to any extent, held invalid or unenforceable in any respect under the laws governing this Addendum, they shall take any actions necessary to render the remaining provisions of this Addendum valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Addendum to replace any provision contained in this Addendum that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

6. Counterparts; Electronic Signatures. This Addendum may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Addendum transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered irrevocable originally executed counterparts of this Addendum.

[Signature Page Follows.]

IN WITNESS WHEREOF the parties have hereunto caused this Addendum to be duly executed as of the date first above written.

GREENSTONE CORPORATION

By:	/s/ Tulani Sikwila
Name:	Tulani Sikwila
Title:	Director

METALLON CORPORATION LIMITED (IN ADMINISTRATION)

By:	/s/ Henry Anthony Shinners
Name:	Henry Shinners or Clare Lloyd
(as agent and without personal liability)

MZILIKAZI GODFREY KHUMALO

/s/	Mzilikazi Godfrey Khumalo

THREE RIVERS PTC LIMITED (acting as trustee of the Southern Selliben Trust)

By:	/s/ Tulani Sikwila	/s/ Alexandra Helen Neal
Name:	Tulani Sikwila	Alexandra Helen Neal
Title:	Trustee	Director of Three Rivers PTC
Ltd as Trustee

ADMINISTRATORS

By:	/s/ Henry Anthony Shinners
Name:	Henry Shinners or Clare Lloyd (as agent and without personal liability)

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